EXHIBIT 21


                         Subsidiaries of the Registrant



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

                                 SUBSIDIARIES OF THE REGISTRANT


                                                             Ownership Percentage         State of
         Parent                     Subsidiary                of Organization           Incorporation
--------------------          ---------------------          --------------------       -------------
East Texas Financial          First Federal Savings                  100%                 Delaware
     Services, Inc.           and Loan Association
                                       of Tyler

First Federal Savings         Gilstar Service Corporation            100%                  Texas
And Loan Association
          of Tyler


The financial statements of the Registrant are consolidated with its subsidiary.